Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81938) pertaining to the registration of additional shares for the Grubb & Ellis Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-63136) pertaining to the Grubb & Ellis Company 2000 Stock Option Plan, the Stock Purchase Agreement between the Company and Barry M. Barovick, dated as of May 15, 2001 and the Employment Agreement between the Company and Barry M. Barovick dated as of May 15, 2001, the Registration Statement (Form S-8 No. 333-67729) pertaining to the Grubb & Ellis Company Deferred Compensation Plan, the Registration Statement (Form S-8 No. 333-73331) pertaining to the Grubb & Ellis 1998 Stock Option Plan and the 1993 Stock Option Plan for Outside Directors of Grubb & Ellis Company, the Registration Statement (Form S-3 No. 333-48515) pertaining to the registration of $150,000,000 of debt securities, preferred stock, common stock, equity warrants and debt warrants, the Registration Statement (Form S-8 No. 333-42741) pertaining to the Grubb & Ellis Company 1990 Amended and Restated Stock Option Plan and Grubb & Ellis Employee Stock Purchase Plan, the Registration Statements (Form S-8 Nos. 33-71580, 33-35640 and 2-98541) pertaining to the 1990 Amended and Restated Stock Option Plan, as amended, and the Registration Statement (Form S-8 No. 33-71484) pertaining to the 1993 Stock Option Plan for Outside Directors of Grubb & Ellis Company, of our report dated September 19, 2002, except for the third paragraph of Note 17, as to which the date is October 8, 2002, with respect to the consolidated financial statements of Grubb & Ellis Company included in the Annual Report (Form 10-K) for the year ended June 30, 2002.




Chicago, Illinois
October 14, 2002